As filed with the Securities and Exchange Commission on _________2011                                                                                                                                                     Registration No. ___________

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

APPLIED MINERALS, INC.
(Name of small business issuer in its charter)

Delaware	1044	82-0096527
(State of jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

110 Greene Street – Suite 1101, New York, NY 10012
(800) 356-6463

(Address and telephone number of principal executive offices and principal place of business)

Andre Zeitoun
Chief Executive Officer
110 Greene Street – Suite 1101, New York, NY 10012
(800) 356-6463
(Name, address and telephone number of agent for service)

Copies to:
William Gleeson
K&L Gates LLP
Suite 2900
925 Fourth Avenue
Seattle, WA 98104
(206) 623-7580

Approximate date of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. x

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. 

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer 	Accelerated filer 

Non-accelerated filer (Do not check if a smaller reporting company) 	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, $0.001 par value per share (3)	2,962,500	$1.50	$4,443,750	$311
Common Stock, $0.001 par value per share (shares issued as compensation) (4)	94,003	$1.50	$141,005	$10
Common Stock, $0.001 par value (shares issuable upon exercise of options and warrants)	4,004,357	$1.50	$6,006,536	$420
Total	7,060,860		$10,591,291	$741

(1)
In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement includes an indeterminate number of additional shares as may be issuable on (a) the exercise of options or a warrant or (b) on then already issued shares as a result of stock splits, stock dividends or similar transactions which occur during this continuous offering.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act based on the average of the high and low quotation of our common stock, as reported on the OTCBB quotation service on May 23, 2011.

(3)	The shares of common stock include 2,500,000 shares issued by the Company to IBS Capital, LLC on March 28, 2011 in exchange for $2,000,000.

(4)
The shares of common stock include 37,500 shares issued to Tejas Securities Group, Inc. (“Tejas”) on March 28, 2011 related to the termination of an agent agreement between Applied Minerals, Inc. and Tejas.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The prospectus contained in this registration statement is a combined prospectus relating to this registration statement and also to Registration Statement No. 333-163966 and Registration Statement No. 333-171060, both of which are registration statements on Form S-1 relating to the resale of shares of common stock of Applied Minerals, Inc.

PROSPECTUS

19,785,402 Shares

APPLIED MINERALS, INC.

Common Stock

This prospectus relates to the offer and sale, from time to time, of up to 19,785,402 shares of our common stock with par value of $0.001.  Some of the shares of common stock are issuable upon the conversion of certain 10% PIK-Election Convertible Notes due December 2018 (the “October 2010 Notes”), including certain October 2010 Notes that have been and may be issued as interest payment on the outstanding October 2010 Notes, and upon the exercise of outstanding options and warrants.  The sellers are referenced throughout this prospectus as “selling stockholders.”

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may sell all or any portion of their shares of common stock in one or more transactions on the over the counter stock market or in private, negotiated transactions.  Each selling stockholder will determine the prices at which the stockholder’s shares will be sold.  Although we will incur expenses in connection with the registration of the shares of common stock offered under this prospectus, we will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

Our common stock is quoted on the OTCBB under the symbol “AMNL.”  On May 23, 2011, the closing bid quotation of our common stock was $1.50.

Our principal executive offices are located 110 Greene Street – Suite 1101, New York, NY 10012.  Our telephone number is (800) 356-6463.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required.  You should carefully read this entire prospectus and any amendments or supplements to this prospectus as well as material incorporated by reference into this prospectus before you make your investment decision.

The shares of common stock offered under this prospectus involve a high degree of risk.  See “Risk Factors” beginning at page 4 and the risk factors that are incorporated by reference in this Prospectus from our filings made with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is ________, 2011

We have not authorized any person to give you any supplemental information or to make any representations for us.  You should not rely upon any information about our company that is not contained in, or incorporated by reference into, this prospectus.  Information contained in this prospectus may become stale.  You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus or of any sale of the shares.  Our business, financial condition, results of operations and prospects may have changed since those dates.

The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.

Unless otherwise specified or the context otherwise requires, references in this prospectus to the “Company,” “we,” “us,” and “our” refer to Applied Minerals, Inc., a Delaware corporation, and its consolidated subsidiary.

PROSPECTUS SUMMARY

You should read this summary in conjunction with the more detailed information and financial statements in this prospectus. This summary does not contain all of the information you should consider before investing in our securities.  You should read all of the information incorporated in this prospectus carefully, especially the risks of investing in our securities discussed under “Risk Factors” before making an investment decision.

The offering of common stock is being made by certain persons who hold or may acquire common stock of the Company.  The Company will not receive any proceeds from the sale of the Common Stock by the selling shareholders.

Applied Minerals, Inc. (“the Company”) was originally formed for the purpose of exploring and developing the Atlas Mine, a consolidation of several patented mining claims located in the Coeur d’Alene Mining District near Mullan, Idaho.  During 1980 the Company became inactive as a result of a decline in silver prices.  In September 1997, the Company became active again through the establishment of a contract mining business, which was the Company’s sole source of revenue until it was discontinued in December 2008 due to adverse economic changes in the mining industry. In 2001 we leased and then, in 2005, acquired the Dragon Mine, a halloysite clay property located in the Tintic Distric of Utah, for the purpose of marketing the unique chemical and morphological characteristics of the clay to a number of advanced application markets.

The Dragon Mine, to our knowledge, is the only source of halloysite clay in the Western Hemisphere large enough, and of high enough purity, to supply commercial-sized application demand.  The property is located in the Tintic District of Utah, covering 230 acres of fully owned land with mining permits for extraction of minerals.  Formation is attributed to the alteration of fine clay sediments that accumulated on what was then a shallow sea floor over 600 million years ago.  From 1949 through 1976, Filtrol Corporation operated the Dragon Mine on a contracted basis for the property’s owner at the time, a subsidiary of Anaconda Mining Company.  According to certain mining-related records, Filtrol mined approximately 1.35 million tons of clay from the Dragon Mine for use as an input of a petroleum-cracking catalyst product.  The mine was idle from 1977 until it was leased by the Company in 2001.  The property was ultimately purchased by the Company in 2005.  The current management of the Company hired geologist Dr. Ian Wilson who has supervised our extensive drilling program and continues to explore underground areas of the Dragon property including, but not limited to, two mines developed by prior operators as well as one area that had previously remained unexplored.  As of the date of this report, an above-ground area covering approximately 11.5 of the Dragon Mine’s 230 acres have been explored.  The extraction of material from certain targeted areas of this resource is in progress.

The Dragon Mine property also contains five waste piles comprised of material, which can be processed to create a range of halloysite products of different grades of purity.  The piles are the result of prior mining operations that took place between 1949 and 1976.   The clay mined during that period was used in a petroleum-cracking catalyst application.  For that application the clay mined had to contain no more than 2% of an iron oxide impurity.  Any clay, which exceeded such limit, was discarded into the piles.  To date, Applied Minerals has characterized the chemistry and mineralogy of the surface piles and has developed a processing system to convert them into purified halloysite products.  The Company has identified a number of application areas to which it is marketing its waste pile material.

In addition to the presence of halloysite, the Dragon Mine also possesses quantities of other clays, such as, kaolinite, illite, smectite as well as iron oxide ores in the form of hematite, goethite and ferrihydrite, and manganese, some of which we are in the process of commercializing. Within five kilometers of the Dragon Mine, exploration is being carried out by at least one major mining company to determine the possibility of the existance a large copper-gold porphyry.  Testing of surface rock samples in the vicinity of the Dragon Mine carried out in the past show anomalous copper values with gold values exceeding one ounce per ton and silver values of approximately five ounces per ton.  Records indicate that, during the 1870’s, mining activity at the Dragon Mine had been focused on the iron ore presence at the mine.  According to certain records kept by the former U.S. Bureau of Mines, the 305,000 tons of iron ore mined during the 1870’s produced 18,000 ounces of gold and 928,000 ounces of silver.

Our exploration expenses for the twelve months ending December 31, 2010 and 2009 were $2,307,202 and $1,299,753 respectively, on the halloysite clay project.

The Company has incurred material recurring losses from operations. At March 31, 2011, the Company had aggregate accumulated deficits prior to and during the exploration stage of $33,239,435 and its operations continued to be unprofitable.  For the twelve months ended December 31, 2010 and 2009, the Company sustained net losses before discontinued operations of $4,891,525 and $6,701,498, respectively.  These factors indicate that the Company may be unable to continue as a going concern for a reasonable period of time.

RISK FACTORS

AN INVESTMENT IN OUR SECURITIES IS VERY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.  YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, ALONG WITH THE OTHER MATTERS REFERRED TO IN THIS ANNUAL REPORT, BEFORE YOU DECIDE TO BUY OUR SECURITIES.  IF YOU DECIDE TO BUY OUR SECURITIES, YOU SHOULD BE ABLE TO AFFORD A COMPLETE LOSS OF YOUR INVESTMENT.

As of the date of filing this report, the Company has not commercialized the Dragon Mine and, historically, had to rely on cash flow generated from its contract mining business, the sale of stock and this issuance of debt to fund its operations. The contract mining business was discontinued in December 2008.  At the current time the Company has obligations in excess of its liquid assets.  If the Company is unable to fund its operations through the commercialization of the Dragon Mine, the sale of equity and/or debt, or a combination of both, it may have to file bankruptcy.  The Company is currently seeking additional financing though there is no assurance that it will be able to do so.

ABILITY TO CONTINUE TO OPERATE AS A GOING CONCERN

At March 31, 2011 and December 31, 2010, the Company had accumulated deficits of $33,239,435 and $31,543,411, respectively, in addition to limited cash and unprofitable operations.  For the years ended December 31, 2010 and 2009, the Company sustained net losses before discontinued operations of $4,891,525 and $6,701,498, respectively.  These factors, among others, indicate that the Company may be unable to continue as a going concern for a reasonable period of time.  The Company's continuation as a going concern is contingent upon its ability to obtain additional financing and to generate revenue and cash flow to meet its obligations on a timely basis.  Management's plans in this regard are to raise equity financing as required.  There are no assurances we will be able to obtaining financing on acceptable terms if at all.

NO SIGNIFICANT REVENUE HAS BEEN GENERATED FROM THE SALE OF THE COMPANY’S DRAGONITE HALLOYSITE CLAY PRODUCT

Through December 31, 2008, our only source of revenues from operations, with minor exceptions, was from our contract mining business, which was closed on December 31, 2008 and will not be restarted.  The Company has yet to generate any significant revenue from the sale of its Dragonite halloysite clay products.  During 2010, small amounts of revenue were generated through the sale of samples of Dragonite clay to academic institutions and commercial entities for research and development purposes.  One cannot assume that any significant revenue will be generated from the sale of halloysite clay in 2011 or beyond.  For the three months ended March 31, 2011 the Company generated approximately $44,000 in revenue from the sale of its Dragonite ™ halloysite product.

WE HAVE EXPERIENCED CONTINUED, ANNUAL OPERATING LOSSES SINCE SEPTEMBER 1997.

We have experienced annual operating losses since our reactivation in September 1997. For the years ended December 31, 2010 and 2009, the Company sustained net losses before discontinued operations of $4,891,525 and $6,701,498, respectively.

WE CAN PROVIDE NO ASSURANCE THAT OUR PRODUCTS WILL BE SUCCESSFULLY COMMERCIALIZED

The development or modification of a product that utilizes our Dragonite halloysite frequently requires a manufacturer to expend resources to modify certain aspects of its manufacturing processes.  We can provide no assurance that potential customers will be willing to expend the resources necessary to commercialize products utilizing Dragonite.

THE COMPANY’S SUCCESS DEPENDS LARGELY ON THE COMMITTED SERVICE AND AVAILABILITY OF KEY PERSONNEL

In January 2009, Material Advisors, LLC was engaged to assume the managerial responsibilities of Applied Minerals, Inc.  Also in January 2009, Andre Zeitoun, the majority partner of Material Advisors, LLC, assumed the role of President and CEO of Applied Minerals, Inc.  Mr. Zeitoun has played a critical role in leading the effort to commercialize the Company’s Dragon Mine property.  If the Company loses the service of Mr. Zeitoun, there is no assurance that the Company would be able to attract and retain a qualified replacement.

THERE ARE NO ASSURANCES THAT OUR HALLOYSITE PRODUCTS WILL GAIN ADEQUATE COMMERCIAL ACCEPTANCE

We have spent, and will continue to spend, considerable resources on the development of halloysite-based products for a number of applications, which, we believe, would benefit from the utilization of our halloysite clay.  Despite the advantages we believe our products provide, there are no assurances that the manufacturers of the applications, to which we are marketing our products, will move to incorporate our halloysite clay into their respective applications.  If this does not happen, our ability to achieve significant revenue and profit margins may be impaired.

THE COMPANY’S SUCCESS DEPENDS, IN PART, ON ITS ABILITY TO MAINTAIN RELATIONSHIPS WITH CONSULTANTS WHO ASSIST US WITH THE RESEARCH AND DEVELOPMENT OF OUR PRODUCTS.

We currently engage a number of consultants who have assisted us with the research and development of our products.  We engage one consultant, in particular, who provides us with access to laboratory facilities through which we much of our product testing is conducted.  If we are unable to continue to identify and maintain relationship with consultants who are familiar with halloysite and have expertise in the application areas for which we plan to develop products, our ability to successfully commercialize the Dragon Mine property will be impaired.

THE OFFERING

This prospectus relates to the sale, from time to time, of up to 19,785,402 shares of our common stock issued in exchange for cash and as compensation, common stock issuable upon the conversion of certain October 2010 Notes, including certain October 2010 Notes that have been and may be issued as interest payment on the outstanding October 2010 Notes, and common stock issuable upon the exercise of options and warrants to purchase common stock.  We refer to these persons throughout this prospectus as the “selling stockholders.”

NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements are based on our current expectations, assumptions, estimates and projections about our business and our industry.  Words such as "believe," "anticipate," "expect," "intend," "plan," "will," "may," and other similar expressions identify forward-looking statements.  In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale by the selling stockholders of the shares of common stock covered by this prospectus.

PRICE RANGE OF OUR COMMON STOCK AND OTHER STOCKHOLDER MATTERS

Our common stock is quoted on National Association of Securities Dealers, Inc. Over-the-Counter Electronic Bulletin Board (the “OTCBB”) and on pinksheets.com under the symbol “AMNL”.

The following table sets forth the high and low bid quotations per share of our common stock for the periods indicated. The high and low bid quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

2009	High	Low
First Quarter	0.30	0.17
Second Quarter	0.69	0.24
Third Quarter	0.90	0.42
Fourth Quarter	0.94	0.55

2010	High	Low
First Quarter	0.93	0.59
Second Quarter	1.08	0.71
Third Quarter	1.06	0.75
Fourth Quarter	0.87	0.62

2011	High	Low
First Quarter	0.93	0.59

Source:  http://www.nasdaq.com

DESCRIPTION OF CAPITAL STOCK

At May 19, 2011, our authorized capital stock consists of 120,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share, of which 74,413,818 shares of common stock and no shares of preferred stock were issued and outstanding.

Set forth below is a description of certain provisions relating to our capital stock.  For additional information regarding our stock please refer to our Certificate of Incorporation and Bylaws.

Common Stock

Each share of common stock entitles the holder to one vote on each matter that may come before a meeting of the stockholders.  There is no right to cumulative voting; thus, the holders of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors.

In the event of a voluntary or involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock.  The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock.  Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore.  It is our present intention to retain earnings, if any, for use in our business.

The payment of dividends on our common stock is, therefore, unlikely in the foreseeable future.  The board of directors is not classified. When shares are issued and fully paid for, the shares are not subject to liability to further calls or to assessment by the registrant and for liabilities of the registrant imposed on its stockholders under state statutes.  There are no restrictions on alienability of the securities to be registered; and (xi) any provision discriminating against any existing or prospective holder of such securities as a result of such security holder owning a substantial amount of securities.

The Delaware General Corporation Law (“GCL”) has a provision called “Business Combinations with Interested Stockholders Act.”  The Delaware provision is not applicable to corporations with less than 2,000 record stockholders, unless the corporation elects to be covered. The Company has only about 1,560 record stockholders.  The Company has elected to be governed by the Business Combinations with Interested Stockholders Act.

The Delaware Business Combinations with Interested Stockholders Act generally operates to prevent a wide variety of transactions between the corporation, on one hand, and an “interested shareholder” and its affiliates, on the other hand.  It generally prohibits a publicly held Delaware corporation from engaging in a “business combination” with an” interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (i) prior to such date the Board of Directors of the corporation approved either the business combination or the transaction in which the person became an interested stockholder, (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock of the corporation excluding shares owned by officers or directors of the corporation and by certain employee stock plans, or (iii) on or after such date the business combination is approved by the Board of Directors of the corporation and by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the corporation that is not owned by the interested stockholder.  A “business combination” generally includes mergers, asset sales and similar transactions between the corporation and the interested stockholder, and other transactions resulting in a financial benefit to the stockholder.  An “interested stockholder” is a person who, together with affiliates and associates, owns 15% or more of the corporation’s voting stock or who is an affiliate or associate of the corporation and, together with his affiliates and associates, has owned 15% or more of the corporation’s voting stock within three years.

SELLING STOCKHOLDERS

This prospectus relates to the offering and sale by the selling stockholders, from time to time, of up to 19,785,402 shares of our common stock issued for cash, common stock issued as compensation, common stock issuable upon the conversion of certain 10% PIK-Election Convertible Notes due December 2018 (the “October 2010 Notes”), including certain October 2010 Notes that have been and may be issued as interest payment on the outstanding October 2010 Notes, and common stock issuable upon on the exercise of options and warrants to purchase shares of common stock.   The selling stockholders are named in the table below.  Each beneficial holder acquired the common stock, option or warrant, or common stock in a private transaction.  The common stock, options, and warrants were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and Rule 506 thereunder.

The term "selling stockholder" includes pledgees, donees, permitted transferees or other permitted successors-in-interest selling shares received after the date of this Prospectus from the selling stockholders.

The information below is based in part on information provided by or on behalf of the selling stockholders. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares, as well as any shares as to which the selling stockholder has the right to acquire beneficial ownership within sixty (60) days after May 19, 2011 through the exercise or conversion of any stock options, warrants, convertible debt or otherwise. No estimate can be given as to the amount or percentage of our common stock that will be held by the selling stockholders after any sales or other dispositions made pursuant to this Prospectus because the selling stockholders are not required to sell any of the shares being registered under this Prospectus. The table below assumes that the selling stockholders will sell all of the shares listed in this prospectus.

Unless otherwise indicated, the named persons possess sole voting and investment control with respect to the shares listed (except to the extent such authority is shared with spouses under applicable law) as of May 23, 2011.   Except as otherwise indicated in the footnotes to the table, the selling stockholders have not held any position or office or had any material relationship with our company or any of its subsidiaries within the past three years, the selling stockholders possess sole voting and investment power with respect to the shares shown, and no selling stockholder is a broker-dealer, or an affiliate of a broker-dealer.

Selling Stockholder	Shares beneficially Owned before the Offering	Maximum number of Shares to be Sold (1)	Shares Beneficially Owned after the Offering	Percentage ownership after the Offering (* indicates less than 1%) (2)
Amit Dharia (3)	24,114	24,114	0	*
Yash Khanna (3)	19,889	19,889	0	*
John Levy (4) (5)	380,957	285,000	95,957	*
Evan Stone (4) (6)	271,591	212,981	58,610	*
Mike Lyon (7)	75,000	75,000	0	*
Morris Weiss (8)	731,342	550,000	181,342	*
Material Advisors, LLC (9) (10)	9,487,930	9,487,930	0	*
Tim Clemensen (11)	30,000	30,000	0	*
Rubenstein Investor Relations (11) (12)	60,000	60,000	0	*
Weiss-Ravkind Family Trust (7) (13)	100,000	100,000	0	*
Miroslav Reba (14)	8,000	8,000	0	*
Dave Lewis (14)	24,000	24,000	0	*
Rodman & Renshaw (15) (16)	128,000	128,000	0	*
W.H. Fawcett (11)	100,000	100,000	0	*
Ashely Halder/Robert Halder CUST Roth IRA/PFSI CUST (17) (18)	20,000	20,000	0	*
Samantha Halder/Robert Halder CUST Roth IRA/PFSI CUST (17) (18)	20,000	20,000	0	*
Sophia Halder/Robert Halder CUST Roth IRA/PFSI CUST (17) (18)	20,000	20,000	0	*
Michael Wolf (17)	15,000	15,000	0	*
John J Gorman V/John J Gorman IV CUST Roth IRA/PFSI CUST (17) (19)	7,500	7,500	0	*
Ryleigh H Gorman/John J Gorman IV CUST Roth IRA/PFSI CUST (17) (19)	7,500	7,500	0	*
Westech Capital Corp. (17) (20)	90,000	90,000	0	*
Victor Lazarovici (11)	263,821	263,821	0	*
Christopher DeArmitt (21)	213,402	213,402	0	*
IBS Capital, LLC (22) (23)	22,201,923	2,500,000	19,701,923	26.5%
Daniel Fitzgerald	618,500	312,500	306,000	*
STO Capital Arbitrage Partners, L.P. (24)	150,000	150,000	0	*
Dahlman Rose & Company, LLC (25) (26)	461,340	461,340	0	*
Tejas Securities Group, Inc. (20) (27)	37,500	37,500	0	*
Harry Friedberg (28)	77,547	77,547	0	*
Avery Martin (28)	34,564	34,564	0	*
Robert Halder (28)	55,390	55,390	0	*
John Gorman (28)	353,169	353,169	0	*
Michael Wolf (28)	352,343	352,343	0	*
Christopher Roberts (28)	33,234	33,234	0	*
Phoenix Partners, L.P. (28) (29)	1,373,683	1,373,683	0	*
Phaeton International (BVI), Ltd. (28) (29)	841,934	841,934	0	*
Koyote Trading, LLC (28) (30)	2,061,471	1,329,371	732,100	*
STO Capital Opportunity Partners, L.P. (28) (31)	568,182	110,690	457,492	*
* Denotes < 1%

(1)
The number or percentage of shares owned in this column assumes the sale of all shares of common stock registered pursuant to this prospectus, although the selling stockholders are under no obligations known to us to sell any shares of common stock at this time.

(2)	At May 23, 2011, 74,413,818 shares of common stock were issued and outstanding.
(3)	Beneficially owned shares before the offering and maximum shares to be sold were issued as payment for consulting services provided to the Company Related to product development.
(4)	Director of Applied Minerals, Inc.
(5)
Beneficially owned shares before the offering and maximum shares to be sold include 285,000 shares issuable pursuant to the exercise of options granted as compensation for work as Chairman of the Company’s Board of Directors.

(6)
Beneficially owned shares before the offering and maximum shares to be sold include 200,481 shares issuable pursuant to the exercise of options granted as compensation for assuming role of chairman of an executive committee established by the Company’s Board of Directors in February 2011.

(7)	Beneficially owned shares before the offering and maximum shares to be sold are issuable pursuant to the exercise of options.
(8)	Beneficially owned shares before the offering and maximum shares to be sold include 550,000 shares issuable pursuant to the exercise of options.
(9)
Beneficially owned shares before the offering and maximum shares to be sold are issuable pursuant to the exercise of options granted to Material Advisors, LLC pursuant to the terms of a management agreement with Applied Minerals, Inc.  Approximately 6,158,549 of these options are currently vested.

(10)
The natural persons who exercise voting or investment control with respect to the shares being registered for resale pursuant to this registration statement are the partners of Material Advisors, LLC. who are Andre Zeitoun, Christopher Carney and Eric Basroon.

(11)	Beneficially owned shares before the offering and maximum shares are issuable pursuant to the exercise of warrants granted as part of consulting services to be provided.
(12)	The natural person who exercises voting or investment control with respect to the shares being registered for resale pursuant to this registration statement is Richard Rubenstein.
(13)	The natural person who exercises voting or investment control with respect to the shares being registered for resale pursuant to this registration statement is Tamir Hacker.
(14)
Beneficially owned shares before the offering and maximum shares to be sold are issuable pursuant to the exercise of warrants granted for services provided related to a capital raise in October 2009 involving the sale of $2 million of principal of 10% PIK-Election Convertible Notes due December 2018 (the “October 2009 Notes”) by Rodman & Renshaw, a full-service investment bank and registered broker-dealer.  Rodman & Renshaw may have been deemed an underwriter with respect to the sale of the October 2009 Notes.  Rodman & Renshaw assigned the warrants to the selling stockholder.

(15)
Beneficially owned shares before the offering and maximum shares to be sold are issuable pursuant to the exercise of warrants granted for services provided with respect to a capital raise in October 2009 involving the sale of $2 million of the October 2009 Notes.  Rodman & Renshaw, a full-service investment bank and registered broker-dealer, may have been deemed an underwriter as part of the sale of the October 2009 Notes.

(16)	The natural person who exercises voting or investment control with respect to the shares being registered for resale pursuant to this registration statement is David Horin.
(17)
Beneficially owned shares before the offering and maximum shares to be sold are issuable pursuant to the exercise of warrants granted for services provided with respect to the sale of $3,000,000 of principal of 10% PIK-Election Convertible Notes due 2018 (the “October 2010 Notes”) placed by Tejas Securities Group, Inc. (“Tejas”), a full-service investment bank and registered broker-dealer, in October  2011 on behalf of the Company.  Tejas may have been deemed an underwriter with respect to the sale of the October 2010 Notes.  Tejas assigned the warrants to the selling stockholder.

(18)
The natural person who exercises voting or investment control with respect to the shares being registered for resale pursuant to this registration statement is Robert Halder, an employee of Tejas Securities Group, Inc. at the time of the October 2010 offering.

(19)
The natural person who exercises voting or investment control with respect to the shares being registered for resale pursuant to this registration statement is John J. Gorman, the Chief Executive Officer of Tejas Securities Group, Inc. at the time of the October 2010 offering.

(20)	The natural person who exercises voting or investment control with respect to the shares being registered for resale pursuant to this registration statement is Greg Woodby.
(21)
Beneficially owned shares before the offering and maximum shares to be sold are issuable pursuant to the exercise of warrants granted as part of the selling stockholder’s hiring as the Chief Technology Officer of the Company in February 2011.

(22)	Beneficially owned shares before the offering include 2,216,224 shares issuable to IBS Capital LLC upon the conversion of its ownership of certain October 2010 Notes at maturity in December 2018.
(23)
The natural person who exercises voting or investment control with respect to the shares being registered for resale pursuant to this registration statement is David Taft, President of IBS Capital, LLC.

(24)	The natural person who exercises voting or investment control with respect to the shares being registered for resale pursuant to this registration statement is Paul Schulstad.
(25)
Beneficially owned shares before the offering and maximum shares are issuable pursuant to the exercise of warrants granted as part of the Company’s engagement of the selling stockholder, a full-service investment banking firm and registered broker-dealer, to advise it on financial and corporate development options.

(26)	The natural person who exercises voting or investment control with respect to the shares being registered for resale pursuant to this registration statement is Simon Rose.
(27)
Beneficially owned shares before the offering and maximum shares to be sold were issued as payment related to the termination of an agent agreement between Applied Minerals, Inc. and Tejas Securities Group, Inc.

(28)	The maximum number of shares to be sold reflects stock issuable to the selling stockholder upon the conversion of PIK Notes, issued in October 2010, at maturity in December 2018.
(29)	The natural person who exercises voting or investment control with respect to the shares being registered for resale pursuant to this registration statement is Edwin Morgens.
(30)	The natural person who exercises voting or investment control with respect to the shares being registered for resale pursuant to this registration statement is Richard Schottenfeld.
(31)	The natural person who exercises voting or investment control with respect to the shares being registered for resale pursuant to this registration statement is Paul Schulsted.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling stockholders may also engage in puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.  Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder.  The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder.  If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.  If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.

While the registration statement of which this prospectus is a part is effective and their shares are included in this prospectus for resale, the selling stockholders, also may resell all or a portion of the shares in open market transactions or otherwise in reliance upon Rule 144 under the Securities Act, provided they meet the requirements of the Rule 144.  Rule 144 governs resale of restricted securities for the account of any person (other than us), and restricted and unrestricted securities for the account of an affiliate of ours.

Restricted securities generally include any securities acquired directly or indirectly from us or our affiliates, which were not issued or sold in connection with a public offering registered under the Securities Act. In general, under Rule 144, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at the time of, or at any time during the three months preceding, a sale, and who has beneficially owned restricted securities for at least six months would be entitled to sell those shares, subject to the requirements of Rule 144 regarding publicly available information about us.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering and assuming the issuance of all of the shares covered by this prospectus that are issuable upon the conversion the exercise of options and warrants to purchase common stock, there will be 84,925,709 shares of our common stock issued and outstanding. The shares purchased in this offering will be freely tradable without registration or other restriction under the Securities Act, except for any shares purchased by an affiliate of our company (as defined in the Securities Act).

Following the date of this prospectus, we cannot predict the effect, if any, that sales of our common stock or the availability of our common stock for sale will have on the market price prevailing from time to time. Nevertheless, sales by existing stockholders of substantial amounts of our common stock could adversely affect prevailing market prices for our stock.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 145 of the Delaware General Corporation Law (the "Delaware Law") authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Our certificate of incorporation provides for indemnification of officers, directors and other employees of our company to the fullest extent permitted by Delaware Law and that directors shall not be personally liable to our company or our stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director's duty of loyalty to our company or our stockholders, (ii) acts and omissions that are not in good faith or that involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Law, or (iv) for any transaction from which the director derived any improper benefit. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been information that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

The legality of the shares being offered hereby, whether they will, when sold, be legally issued, fully paid and non-assessable will be passed upon for us by K&L Gates LLP, Seattle, Washington.

EXPERTS

The financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission on April 15, 2011 have been audited by PMB Helin Donovan, LLP independent certified public accountants as set forth in its report dated April 15, 2011 incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” information we file with it. This means that we can disclose important information to you by referring you to those documents. Any information we reference in this manner is considered part of this prospectus. Information contained in this prospectus supersedes information incorporated by reference that we have filed with the Securities and Exchange Commission prior to the date of this prospectus. We incorporate by reference the documents listed below, except to the extent that any information contained in any such document is deemed “furnished” in accordance with the rules of the Securities and Exchange Commission:

*	Our definitive proxy statement on Schedule 14A for the 2011 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on May 5, 2011;
*	Our Quarterly Report on form 10-Q for the quarter March 31, 2011 filed on May 16, 2011
*	Our Annual Report on Form 10-K for the year ended December 31, 2010 filed on April 15, 2011.
*	Our current reports on Form 8-K filed on February 4, 2011, February 14, 2011, March 31, 2011, and April 18, 2011.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that we incorporate by reference in this prospectus contained in the registration statement but not delivered with this prospectus at no cost to you, by writing or calling us at: 110 Greene Street, Suite 1101, New York, N.Y.  10012, telephone (800) 356-6463. The reports and documents and other information about us is also available at http://www.appliedminerals.com.  However, the information in our website is not a part of this prospectus and is not incorporated by reference into this prospectus

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file reports, proxy statements and other information with the SEC.  Our reports, proxy statements and other information filed pursuant to the Securities Exchange Act of 1934 are available to the public over the Internet from the SEC’s website at http://www.sec.gov and may be inspected and copied at the public reference facilities maintained by the SEC at 100 F. Street, N.E., Room 1580, Washington, D.C. 20549.    The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

We have filed with the SEC registration statements on Form S-1 under the Securities Act of 1933 with respect to the common stock offered by this prospectus.  As permitted by the rules and regulations of the SEC, this prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement.  For further information regarding us and our common stock offered hereby, please refer to the registration statement and the exhibits filed as part of the registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 1.                      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth estimated expenses we expect to incur in connection with the resale of the shares being registered.  All such expenses are estimated except for the SEC registration fee.
Registration Fee – Securities and Exchange Commission	$741
Accounting Fees and Expenses	5,000
Legal Fees and Expenses	5,000
Miscellaneous	2,000
TOTAL	$12,741

ITEM 2.                      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

As permitted by the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes provisions that (i) eliminate, to the fullest extent permitted by the Delaware General Corporation Law, the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, and (ii) require the Registrant to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions.

As permitted by the Delaware General Corporation Law, the Bylaws of the Registrant provide that (i) the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, (ii) the Registrant may indemnify any other person as set forth in the Delaware General Corporation Law, and (iii) the rights conferred in the Bylaws are not exclusive.

We currently maintain liability insurance for our directors and officers. In connection with this offering, we expect to obtain additional liability insurance for our directors and officers. Such insurance would be available to our directors and officers in accordance with its terms.

ITEM 3.                      RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of our securities without registration for the three years before the date of this registration statement.  With respect to the sale of unregistered securities referenced below, all transactions were deemed exempt from registration pursuant to Section 4(2) of the Securities Act, and Regulation D promulgated under the Securities Act at the time of sale.  Only the sales on 10/26/2009 and 10/25/2010 involved underwriters, which were Rodman & Renshaw Capital Group, Inc. and Tejas Securities Group, Inc., respectively.

Date	Security	Shares/Face ($)	Proceeds ($)	Exercise or Conversion Price ($)	Use of Proceeds
5/23/2008	Common Stock	583,333	350,000	N/A	Working Capital
5/30/2008	Common Stock	250,000	150,000	N/A	Working Capital
6/27/2008	Common Stock	2,000,000	1,000,000	N/A	Working Capital
6/30/2008	Common Stock Option	50,000	N/A	0.65	N/A
8/31/2008	Common Stock Option	25,000	N/A	0.71	N/A
9/23/2008	Common Stock	2,000,000	1,000,000	N/A	Working Capital
11/1/2008	Common Stock Option	550,000	N/A	0.70	N/A
12/30/2008	PIK Notes	1,000,000	1,000,000	0.35	Working Capital
1/1/2009	Common Stock Option	6,583,277	N/A	0.70	N/A
4/9/2009	PIK Notes	1,500,000	1,500,000	0.35	Working Capital
5/1/2009	PIK Notes	1,350,000	1,350,000	0.50	Working Capital
5/1/2009	Common Stock Option	100,000	N/A	0.70	N/A
4/1/2009	Common Stock Warrant	100,000	N/A	0.35	N/A
7/28/2009	PIK Notes	200,000	200,000	0.65	Working Capital
8/20/2009	Common Stock Option	125,000	N/A	0.70	N/A
10/15/2009	Common Stock Option	100,000	N/A	0.90	N/A
10/22/2009	Common Stock Warrant	160,000	N/A	1.00	N/A
10/26/2009	PIK Notes	2,000,000	2,000,000	1.00	Working Capital
3/29/2010	Common Stock Option	60,000	N/A	1.00	N/A
4/1/2010	Common Stock	6,313	N/A	0.80	N/A
5/17/2010	PIK Notes	1,500,000	1,500,000	1.00	Working Capital
5/26/2010	Common Stock	5,625	N/A	0.84	N/A
7/1/2010	Common Stock	5,071	N/A	0.88	N/A
7/1/2010	Common Stock	3,500	N/A	0.88	N/A
7/31/2010	Common Stock	3,465	N/A	1.01	N/A
8/31/2010	Common Stock	6,317	N/A	0.95	N/A
9/24/2010	Common Stock	4,167	N/A	0.84	N/A
9/30/2010	Common Stock	3,125	N/A	0.80	N/A
10/1/2010	Common Stock	12,500	N/A	0.80	N/A
10/1/2010	Common Stock Warrant	139,340	N/A	0.75	N/A
10/25/2010	PIK Notes	1,000,000	1,000,000	1.00	Working Capital
10/25/2010	PIK Notes	2,000,000	2,000,000	1.00	Working Capital
10/25/2010	PIK Notes	$50,000	50,000	1.00	Working Capital
10/25/2010	Common Stock Warrant	180,000	N/A	1.00	N/A
10/29/2010	Common Stock	2,941	N/A	0.85	N/A
11/19/2010	Common Stock	4,795	N/A	0.73	N/A
11/22/2010	Common Stock (1)	427,714	N/A	N/A	N/A
12/1/2010	Common Stock	2,914	N/A	0.85	N/A
12/28/2010	Common Stock	4.430	N/A	0.79	N/A
1/3/2011	Common Stock	10,416	N/A	0.82	N/A
1/3/2011	Common Stock Warrant	124,481	N/A	0.80	N/A
1/27/2011	Common Stock	4,430	N/A	0.79	N/A
1/31/2011	Common Stock	8,157	N/A	0.79	N/A
2/1/2011	Common Stock Warrant	213,402	N/A	0.80	N/A
2/8/2011	Common Stock Option	2,904,653	N/A	0.83	N/A
2/8/2011	Common Stock Option	100,000	N/A	0.83	N/A
2/8/2011	Common Stock Option	200,481	N/A	0.83	N/A
2/28/2011	Common Stock	7,500	N/A	0.80	N/A
3/28/2011	Common Stock (2)	2,812,500	2,250,000	0.80	Working Capital
3/28/2011	Common Stock (3)	37,500	N/A	0.80	Working Capital
3/31/2011	Common Stock	7,407	N/A	0.81	N/A
4/1/2011	Common Stock	5,556	N/A	0.90	N/A
4/18/2011	Common Stock	150,000	135,000	0.90	Working Capital
4/28/2011	Common Stock Warrant	461,340	N/A	1.15	N/A

(1)	Shares issued to IBS Capital, LLC, Andre Zeitoun and Chris Carney as consideration with respect to the Forbearance Agreement related to the Class Action Settlement.

(2)	IBS Capital, LLC purchase 2,500,000 restricted shares of common stock of Applied Minerals, Inc. for $2,000,000 in cash.

(3)	Shares issued to Tejas Securities Group, Inc. (“Tejas”) related to the termination of an agent agreement between Applied Minerals, Inc. and Tejas.

ITEM 4.                      EXHIBITS.

Exhibit No.	Description OF Exhibits	Incorporated by Reference in Document	Exhibit No. (or Item) in Incorporated Document
3.1	Certificate of Incorporation, effective as of November 2, 2009	Form 8-K filed on October 30, 2009	99.1
3.2	Bylaws, effective as of November 2, 2009	Form 8-K filed on October 30, 2009	3.2
4.1	Form of 10% PIK Election Convertible Note and related Registration Rights Agreement issued December 30, 2008	Form 8-K filed on January 7, 2009	99.1, 99.2
4.2	Form of 10% PIK Election Convertible Note and related Registration Rights Agreement issued April 7 – 9, 2009	Form 8-K filed on April 10, 2009	99.1, 99.2
4.3	Form of 10% PIK Election Convertible Note and related Registration Rights Agreement issued May 1, 2009	Form 8-K filed on May 4, 2009	99.1, 99.2
4.4	Form of 10% PIK Election Convertible Note and related Registration Rights Agreement issued October 26, 2009	Form 8-K filed on October 26, 2009	99.1, 99.2
4.5	Form of 10% PIK Election Convertible Note and related Registration Rights Agreement issued May 17, 2010	Form 8-K filed on May 20, 2010	99.1, 99.2
4.6	Form of 10% PIK Election Convertible Note and related Registration Rights Agreement issued October 25, 2010	Form 8-K filed on October 28, 2010	99.1, 99.2
10.6	Compensation arrangements of directors	Form 8-K filed on January 17, 2008	Item 5.02 (ii) and (iii)
10.7	Amendment to compensation arrangements of directors	Form 8-K filed on October 2, 2008	Item 8.01
10.8	Compensation arrangements of director Taft	Form 8-K filed on October 2, 2008	Item 5.02
10.9	Consulting Agreement with Morris Weiss	Form 8-K filed on May 4, 2009	99.1
10.10	Additional Consulting Agreement with Morris Weiss	Form 8-K filed on May 4, 2009	Item 5.02
10.11	Ronald Price separation agreement	Form 10-K filed on July 28, 2009	10.11
10.12	Agreement with Material Advisors LLC	Form 8-K filed on April 10, 2009	99.1, 99.2
10.13	Agreement for Appointment of Agent for the Sale of Assets with AAMCOR LLC	Form 10-K filed on July 28, 2009	10.13
10.14	Settlement Agreement (“Class Action Settlement Agreement”) with the lead plaintiffs in the class action In Re Atlas Mining Company Securities Litigation	Form 10-K filed on July 28, 2009	10.14
10.15	Settlement Agreement and Release with Navigators, RSUI Indemnity Company	Form 8-K filed on April 10, 2009
10.16	Settlement Agreement with William Jacobson	Form 10-K filed on July 28, 2009	10.15
10.17	Settlement Agreement with Robert Dumont	Form 10-K filed on July 28, 2009	10.16
21	List of Subsidiaries	Filed herewith in	21
23.2	Consent of PMB Helin Donovan, LLP	Filed herewith in	23.2

ITEM 5.                  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person to the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, New York, on May 23, 2011.

APPLIED MINERALS, INC.

By:	ANDRE ZEITOUN
Andre Zeitoun
Chief Executive Officer

Each person whose signature appears below constitutes and appoints Andre Zeitoun and Christopher T. Carney, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to this Registration Statement and a new Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

	Director and Chief Executive Officer	May 23, 2011
/s/ Andre Zeitoun

	Interim Chief Financial Officer	May 23, 2011
/s/ Christopher T. Carney	(Principal Financial and Accounting Officer)

	Director, Chairman of the Board of	May 23, 2011
/s/ John F. Levy	Directors

	Director	May 23, 2011
/s/ David Taft

	Director	May 23, 2011
/s/ Evan Stone

EXHIBIT

Subsidiaries

Park Copper and Gold Mining Company, Ltd.